Consent of Independent Accountants




            We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387) and Form S-3 (Nos. 33-50710 and 33-50708) of our report dated January 19, 1994 appearing on page F-3 of Shawmut National Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.




            (Price Waterhouse)


            Hartford, CT
            March 1, 1994


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